Exhibit 10.4

FINAL FORM

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [●] 2018 by and between (i) Forum Merger Corporation, a Delaware corporation (including any successor entity thereto, “Parent”) and (ii) the undersigned stockholder and/or optionholder (“Holder”) of the Company. Capitalized terms used but not otherwise defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (defined below).

WHEREAS, on November 30, 2017, Parent, Forum Merger Subsidiary Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub I”), Forum Merger Subsidiary LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub II”), Clearlake Capital Management III, L.P., a Delaware limited partnership, in its capacity thereunder as the Seller Representative, and C1 Investment Corp., a Delaware corporation (including the Surviving Corporation, Surviving Entity or any other successor entity thereto, the “Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, subject to the terms and conditions thereof, Merger Sub I will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and a result of which, among other matters, all of the issued and outstanding capital stock of the Company and Company Options immediately prior to the consummation of the First Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the Total Consideration, including the Parent Common Shares issued as Stock Consideration, Deferred Payment or Earnout Stock Payments;

WHEREAS, Holder, prior to giving effect to the Closing, is a holder of the capital stock of the Company and/or Company Options in such amount as set forth under Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which the Stock Consideration (including any shares issued by Parent after the Closing pursuant to Section 1.12 of the Merger Agreement), any Deferred Payment paid in Parent Common Shares under Section 1.7(e) of the Merger Agreement or Earnout Stock Payments to be issued to Holder (such Stock Consideration, Deferred Payment or Earnout Stock Payments, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) Holder hereby agrees not to, during the period commencing from the Closing and through the earlier of (x) the one hundred and eightieth (180) day anniversary of the date of the Closing and (y) the date after the Closing on which Parent consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Parent’s shareholders having the right to exchange their equity holdings in Parent for cash, securities or other property (“Change in Control Transaction”) (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited

Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Holder:

(A)	by a bona fide gift or charitable contribution;

(B)	by will or intestate succession upon the death of Holder;

(C)	to any Permitted Transferee;

(D)	pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(E)	in connection with the disposition or transfer of Parent Common Shares to the Parent upon the “net” or “cashless” exercise of a stock option for Parent Common Shares; provided that the underlying Parent Common Shares issued to the undersigned upon such exercise shall continue to be subject to this Agreement;

(F)	in connection with the exercise solely with cash of a stock option for Parent Common Shares by the undersigned, and the receipt by the undersigned from the Parent of Parent Common Shares upon such exercise, provided that the underlying Parent Common Shares shall continue to be subject to the restrictions on transfer set forth in this Agreement;

(G)	to the Parent of Parent Common Shares in connection with the repurchase by the Parent from the undersigned of Parent Common Shares pursuant to a repurchase right arising upon the termination of the undersigned’s employment or service with the Company or the Parent; provided that such repurchase right is pursuant to contractual agreements with the Company or the Parent;

(H)	to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Parent Common Shares; provided that such plan does not provide for the transfer of Parent Common Shares during the Lock-Up Period; or

(I)	with respect to voting rights pursuant to the execution and delivery of a support, voting or similar agreement in connection with a Change in Control Transaction that is approved by the Parent’s Board of Directors;

provided, however, that in any of cases (A), (B), (C) or (D), it shall be a condition to such transfer that the transferee executes and delivers to Parent an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement; and provided further, that in any of the of cases (A), (B) or (C) such transfer or distribution shall not involve a disposition for value.

As used in this Agreement, the term “Permitted Transferee” shall mean:

(i)	the members of Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings);

(ii)	any trust for the direct or indirect benefit of Holder or the immediate family of Holder;

(iii)	if Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust;

(iv)	as a distribution to the general partners, limited partners, shareholders, members of, or owners of similar equity interests in Holder; or

(v)	to any affiliate of Holder.

Holder further agrees to execute such agreements as may be reasonably requested by Parent that are consistent with the foregoing or that are necessary to give further effect thereto. Notwithstanding anything to the contrary contained herein, if during the Lock-Up Period the VWAP of Parent Common Shares for fifteen (15) consecutive Trading Days is at least $12.50 per share (subject to equitable adjustment by Parent in good faith for stock splits, stock dividends, reorganizations and similar transactions) for each such consecutive Trading Day, then commencing immediately on the next Trading Day thereafter, twenty-five percent (25%) of the Restricted Securities owned by Holder at such time will no longer be subject to the transfer restrictions set forth herein.

(b) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Parent shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Parent and may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) until the end of the Lock-Up Period.

(c) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [●], 2018, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(d) For the avoidance of any doubt, Holder shall retain all of its rights as a stockholder of Parent with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities that are entitled to vote.

2. Miscellaneous.

(a) Termination of Merger Agreement. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time. Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(g). Nothing in this Section 2(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent ConvergeOne, Inc. 3344 Highway 149 Eagan, MN 55121 Attn: Board of Directors

With a copy to (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Attn: Mehdi Khodadad, Esq.

         John T. McKenna, Esq.

Facsimile No.: (650) 849-7400

Telephone No.: (650) 843-5000

Email: mkhodadad@cooley.com

            jmckenna@cooley.com

and

Hogan Lovells US LLP

4085 Campbell Avenue, Suite 100

Menlo Park, CA 94025

Attn: Mark L. Heimlich

Attn: Alexander B. Johnson

Attn: John H. Booher

Facsimile No.: (650) 463-4199

Telephone No.: (650) 463-4000

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Douglas Ellenoff, Esq.

          Tamar Donikyan, Esq.

Facsimile No.: (212) 370-7889

Telephone No.: (212) 370-1300

Email: ellenoff@egsllp.com

            tdonikyan@egsllp.com

If to the Holder, to: the address set forth under Holder’s name on the signature page hereto.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Parent and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Parent will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, Parent shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Documents. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Holder under any other agreement between Holder and Parent or any certificate or instrument executed by Holder in favor of Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Holder under this Agreement.

(l) Parent Action. Notwithstanding anything to the contrary contained in this Agreement, all actions, determinations and authorizations on the part of the Parent under this Agreement shall be taken and authorized by a majority of the disinterested independent directors on Parent’s Board of Directors, and the Parent shall not be deemed to have taken any action, made any determination or provided any authorization under this Agreement that has not been authorized by a majority of the disinterested independent directors on Parent’s Board of Directors, including any amendment or waiver on behalf of the Parent under this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Parent:

FORUM MERGER CORPORATION

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Lock-Up Agreement}

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:	[ ]

By:
Name:
Title:

Number and Type of Shares of Company Stock:

                     shares of Company Class A Common Stock

                     shares of Company Class B Common Stock

Number of Company Options:

                     Company Options to purchase shares of Company Stock

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Lock-Up Agreement}